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Exhibit 21

SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.

Name	State of Incorporation
Great Western Bank	Nebraska
F&M Bank	South Dakota
Rushmore Bank & Trust	South Dakota
Citizens Bank, Mt. Ayr	Iowa
Citizens Bank, Clive	Iowa
Citizens Bank of Princeton	Missouri
Spectrum Banc Service Corporation	South Dakota
Spectrum Capital Trust I	A statutory business trust organized under the Delaware Business Trust Act
Spectrum Capital Trust II	A statutory business trust organized under the Delaware Business Trust Act

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  Exhibit 21
SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.